UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 8, 2019

ALTIMMUNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 Clopper Road, Suite 201S Gaithersburg, Maryland		20878
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code: (240) 654-1450

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On March 8, 2019, Altimmune, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with two institutional investors pursuant to which the Company agreed to sell a total of 4,361,370 units, consisting of 1,500,000 common units (each a “Common Unit”), each Common Unit consisting of one share of the Company’s common stock, par value $0.0001 per share (“common stock”), and 0.70 of a warrant to purchase one share of common stock (each a “Warrant”), and 2,861,370 pre-funded units (each a “Pre-funded Unit”) consisting of a pre-funded warrant to purchase one share of common stock at an exercise price of $0.01 per share (each a “Pre-funded Warrant”) and 0.70 of a Warrant. Each Common Unit is being sold at a public offering price of $3.21 per unit, and each Pre-funded Unit is being sold at a public offering price of $3.20 per unit, which is equal to the public offering price per Common Unit being sold in this offering, minus $0.01 per unit. The transaction to be effected pursuant to the Securities Purchase Agreement is referred to herein as the “Offering.”

The Warrants included in the Common Units and the Pre-funded Units will be immediately exercisable at an exercise price of $3.21 per share, subject to adjustment in certain circumstances, and will expire five years from the date of issuance. The Pre-funded Units are being offered to purchasers whose purchase of Common Units in the Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of the Company’s outstanding common stock immediately following the consummation of the Offering. The Pre-funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-funded Warrants are exercised in full. The shares of common stock, or Pre-funded Warrants in the case of Pre-funded Units, and the Warrants are being offered together, but the securities comprising the Common Units and the Pre-funded Units will be issued separately and will be immediately separable upon issuance.

The Offering is expected to close on or about March 12, 2019, subject to the satisfaction of customary closing conditions. The proceeds to the Company after deducting placement agent fees are expected to be approximately $13.0 million, excluding the proceeds, if any, from the exercise of the Warrants, and prior to deducting estimated offering expenses payable by the Company. The Offering is being made pursuant to the Company’s existing shelf registration statement on Form S-3 (File No. 333-217034), which was filed with the Securities and Exchange Commission (the “Commission”) on March 30, 2017 and declared effective by the Commission on April 6, 2017.

The representations, warranties and covenants contained in the Securities Purchase Agreement were made solely for the benefit of the parties to the Securities Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Securities Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Securities Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Securities Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Roth Capital Partners, LLC (“Roth”) acted as the placement agent for the Offering pursuant to a Placement Agency Agreement, dated March 8, 2019 (the “Placement Agency Agreement”). Under the Placement Agency Agreement, Roth agreed to use commercially reasonable “best efforts” to arrange for the sale of the units and the Company agreed to pay the placement agent a cash fee equal to 7% of the gross proceeds of the Offering. The Placement Agency Agreement contains customary representations, warranties and indemnification by the Company and provides for the reimbursement of up to $75,000 in expenses incurred by the placement agent in connection with the Offering.

The foregoing descriptions of the Placement Agency Agreement, the Pre-funded Warrants, the Warrants, and the Securities Purchase Agreement do not purport to be complete and are qualified in its entirety by reference to the full text of the Placement Agency Agreement and the forms of the Pre-funded Warrant, Warrant, and the Securities Purchase Agreement, which are filed as Exhibits 1.1, 4.1, 4.2, and 10.1, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Warrant Exercise Price Adjustment

In connection with the Company’s underwritten public offering that closed on October 2, 2018, the Company issued warrants exercisable for 2,516,250 shares of our common stock at an initial exercise price of $6.00 per share (the “Unit Offering Warrants”). Pursuant to the terms of the Unit Offering Warrants, the exercise price of the Unit Offering Warrants was automatically adjusted from $6.00 to $4.1798 as a result of the Company’s registered direct offering that closed on October 10, 2018. Furthermore, upon the public announcement of the Offering, the exercise price of the Unit Offering Warrants was automatically adjusted to be the lower of (i) the purchase price of the units sold pursuant to the Offering, (ii) the exercise price of the warrants included with the units, or (iii) the lowest VWAP of the common stock on any trading day during the five (5) trading day period immediately following the public announcement of the Offering, including March 8, 2019, the date the Offering was publicly announced.

Item 8.01. Other Events.

On March 8, 2019, the Company issued a press release regarding the transactions described above under Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

1.1	Placement Agency Agreement among Altimmune, Inc. and Roth Capital Partners, LLC

4.1	Form of Pre-funded Warrant

4.2	Form of Warrant

5.1	Opinion of Morrison & Foerster LLP

10.1	Form of Securities Purchase Agreement among Altimmune, Inc. and certain investors

23.1	Consent of Morrison & Foerster LLP (contained in Exhibit 5.1 above)

99.1	Press Release, dated March 8, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTIMMUNE, INC.

	By:	/s/ Vipin K. Garg
Name: Vipin K. Garg
Title: President and Chief Executive Officer

Dated March 11, 2019